Exhibit 99.1

ChargePoint Reports Second Quarter Fiscal 2022 Financial Results; Raises Full-Year Revenue Guidance

•	Quarterly revenue increased 61% year over year

•	Full-year revenue guidance raised 15% to $225 – $235 million

•	Activated ports exceed 118,000 as of July 31 with over 5,400 in Europe and over 3,700 DC fast charge ports

•	Announced agreement to acquire European e-mobility technology provider has·to·be, and acquired eBus and commercial vehicle management provider ViriCiti

•	Introduced global fleet charging portfolio and announced seamless charging integration in-vehicle and in-app with Mercedes-Benz USA

Campbell, Calif. – September 1, 2021 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading electric vehicle (EV) charging network, today reported results for its second quarter of fiscal 2022 ended July 31, 2021.

“ChargePoint’s strong second quarter results demonstrate our continued growth and leadership in the electric revolution,” said Pasquale Romano, President and CEO of ChargePoint. “We achieved record revenue, significantly grew our commercial, fleet and residential businesses, launched a charging integration with Mercedes, announced our agreement to acquire e-mobility technology provider has·to·be and acquired eBus and commercial vehicle management provider ViriCiti.”

Second Quarter Fiscal 2022 Financial Overview

•

Revenue. For the second quarter, revenue was $56.1 million, an increase of 61% from $35.0 million in the prior year’s same quarter. Networked charging revenue for the second quarter was $40.9 million, an increase of 91% from $21.4 million in the prior year’s same quarter. Revenue growth was significant in North America and Europe across the commercial, fleet and residential verticals. Commercial customers of all types are investing in charging for their consumers, employees and visitors and demand for residential products has grown as vehicle arrivals accelerate.

•

Gross Margin. Second quarter GAAP gross margin was 19.2%, down from 25.8% in the prior year’s same quarter primarily as a result of increased stock-based compensation expense, lower regulatory credits, product mix, and increased supply chain costs, partially offset by product cost improvements. Second quarter non-GAAP gross margin, which primarily excludes stock-based compensation expense, was 23.1% compared to 25.7% in the prior year’s same quarter.

•

Net Income/Loss. Second quarter GAAP net loss was $84.9 million, which included a $10.4 million loss from the change in fair value of warrant liabilities and $28.3 million in stock-based compensation expense. Non-GAAP net loss, which excludes stock-based compensation expense and other items, in the second quarter was $40.4 million as compared to $22.6 million in the prior year’s same quarter.

•	Liquidity. As of July 31, 2021, cash on the balance sheet was $618.5 million. During the quarter approximately 4.4 million warrants were exercised for $44.3 million in cash.

•	Shares Outstanding. As of July 31, 2021, there were approximately 322 million shares of common stock outstanding.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Third Quarter and Full-year Guidance

ChargePoint expects revenue of $60 - $65 million for its third quarter ending October 31, 2021 and is raising its full year revenue outlook to $225 - $235 million, from $195 - $205 million, for the fiscal year ending January 31, 2022.

Conference Call Information

ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its second quarter fiscal 2022 financial results and its outlook for the third quarter of and full-year fiscal 2022.

Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available three hours after the conclusion of the webcast and archived for one year.

About ChargePoint

ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions available today. ChargePoint’s cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds-of-thousands of places to charge in North America and Europe. To date, more than 92 million charging sessions have been delivered, with drivers plugging into the ChargePoint network every two seconds or less. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact ChargePoint’s North American or European press offices or Investor Relations.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our financial outlook for the third fiscal quarter ending October 31, 2021 and fiscal year ending January 31, 2022. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: developments and changes in the general market; the continuing impact of COVID-19, including in our business and those of our customers and suppliers; political, economic, and business conditions; our limited operating history as a public company; our ability as an organization to successfully integrate ViriCiti and has·to·be and acquire and integrate other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs and increased installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; supply chain interruptions and expense increases; unexpected delays in new product introductions; our ability to expand in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2021, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Use of Non-GAAP Financial Measures

ChargePoint has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends, and in comparing the Company’s financial results with other companies in its industry as well other technology companies, many of which present similar non-GAAP financial measures.

The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP Gross Margin. ChargePoint defines non-GAAP gross margin as gross margin excluding amortization expense of acquired intangible assets, stock-based compensation expense, and non-recurring costs associated with a restructuring.

Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net income (loss) excluding amortization expense of acquired intangible assets, stock-based compensation expense and the associated stock-based payroll tax expense, non-recurring costs associated with restructuring, offering costs allocated to warrant liabilities or for share offerings, professional services fees related to acquisitions, and non-cash charges related to the revaluation of warrants, earn-out liabilities, and other financial instruments. These amounts do not reflect the impact of any related tax effects.

Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. ChargePoint compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of the Company’s operating results.

CHPT-IR

Contacts

Investor Relations

Patrick Hamer

VP, Capital Markets and Investor Relations

Patrick.hamer@chargepoint.com

investors@chargepoint.com

Press

Olivia Marcinka

Communications Specialist

Olivia.marcinka@chargepoint.com

media@chargepoint.com

ChargePoint Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts; unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenue
Networked charging systems	$40,874	$21,368	$67,674	$41,025
Subscriptions	12,082	9,811	22,906	18,815
Other	3,165	3,778	6,051	7,893

Total revenue	56,121	34,957	96,631	67,733

Cost of revenue
Networked charging systems	35,384	20,408	59,126	39,024
Subscriptions	7,830	4,452	13,470	9,225
Other	2,130	1,069	4,041	2,692

Total cost of revenue	45,344	25,929	76,637	50,941

Gross profit	10,777	9,028	19,994	16,792

Operating expenses
Research and development	40,410	17,126	65,784	35,152
Sales and marketing	21,923	10,966	37,897	25,167
General and administrative	22,732	4,466	37,199	9,555

Total operating expenses	85,065	32,558	140,880	69,874

Loss from operations	(74,288)	(23,530)	(120,886)	(53,082)
Interest income	25	37	47	280
Interest expense	—	(793)	(1,499)	(1,628)
Change in fair value of redeemable convertible preferred stock warrant liability	—	(11,516)	9,237	(10,981)
Change in fair value of assumed common stock warrant liabilities	(10,421)	—	33,340	—
Change in fair value of contingent earnout liability	—	—	84,420	—
Transaction costs expensed	—	—	(7,031)	—
Other (expense) income, net	(189)	563	(174)	131

Net loss before income taxes	(84,873)	(35,239)	(2,546)	(65,280)

Provision for income taxes	65	48	103	105

Net loss	$(84,938)	$(35,287)	$(2,649)	$(65,385)

Accretion of beneficial conversion feature of redeemable convertible preferred stock	—	(58,625)	—	(58,625)
Cumulative undeclared dividends on redeemable convertible preferred stock	—	—	(4,292)	—
Deemed dividends attributable to vested option holders	—	—	(51,855)	—
Deemed dividends attributable to common stock warrants holders	—	—	(110,635)	—

Net loss attributable to common stockholders, basic	$(84,938)	$(93,912)	$(169,431)	$(124,010)

Gain attributable earnout shares issued	—	—	(84,420)	—
Change in fair value of dilutive warrants	(7,427)	—	(53,540)	—

Net loss attributable to common stockholders, diluted	$(92,365)	$(93,912)	$(307,391)	$(124,010)

Net loss per share - Basic	$(0.27)	$(6.97)	$(0.64)	$(9.67)

Net loss per share - Diluted	$(0.29)	$(6.97)	$(1.12)	$(9.67)

Weighted average shares outstanding - Basic	312,227,526	13,468,677	266,197,482	12,822,481

Weighted average shares outstanding - Diluted	313,602,100	13,468,677	275,577,000	12,822,481

ChargePoint Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	July 31, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$618,089	$145,491
Restricted cash	400	400
Accounts receivable, net	42,708	35,075
Inventories	27,916	33,592
Prepaid expenses and other current assets	22,138	12,074

Total current assets	711,251	226,632
Property and equipment, net	32,265	29,988
Operating lease right-of-use assets	20,834	21,817
Goodwill	1,215	1,215
Other assets	5,023	10,468

Total assets	$770,588	$290,120

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$28,416	$19,784
Accrued and other current liabilities	51,980	47,162
Deferred revenue	47,769	40,934
Debt, current	—	10,208

Total current liabilities	128,165	118,088
Deferred revenue, noncurrent	58,000	48,896
Debt, noncurrent	—	24,686
Operating lease liabilities	21,582	22,459
Common stock warrant liability	26,868	—
Redeemable convertible preferred stock warrant liability	—	75,843
Other long-term liabilities	961	972

Total liabilities	235,576	290,944

Redeemable convertible preferred stock	—	615,697
Stockholders’ equity (deficit):
Common stock	32	2
Additional paid-in capital	1,216,893	62,736
Accumulated other comprehensive income	150	155
Accumulated deficit	(682,063)	(679,414)

Total stockholders’ equity (deficit)	535,012	(616,521)

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$770,588	$290,120

ChargePoint Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended July 31,
	2021	2020
Cash flows from operating activities
Net loss	$(2,649)	$(65,385)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,576	4,684
Non-cash operating lease cost	1,963	1,749
Stock-based compensation	35,870	2,100
Amortization of deferred contract acquisition costs	829	538
Change in fair value of redeemable convertible preferred stock warrant liability	(9,237)	—
Change in fair value of common stock warrant liabilities	(33,340)	10,981
Change in fair value of contingent earnout liabilities	(84,420)	—
Transaction costs expensed	7,031	—
Other	1,236	683
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(7,657)	16,188
Inventories	5,620	(7,427)
Prepaid expenses and other assets	(9,325)	(3,335)
Operating lease liabilities	(953)	(2,031)
Accounts payable	9,293	(9,324)
Accrued and other liabilities	3,027	(4,054)
Deferred revenue	15,938	4,564

Net cash used in operating activities	(61,198)	(50,069)

Cash flows from investing activities
Purchases of property and equipment	(7,788)	(5,962)
Maturities of investments	—	47,014

Net cash (used in) provided by investing activities	(7,788)	41,052

Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock	—	92,433
Proceeds from the exercise of public warrants	117,598	31,390
Merger and PIPE financing	511,646	—
Payments of transaction costs related to Merger	(32,468)	—
Payment of tax withholding obligations on settlement of earnout shares	(20,894)	—
Repayment of borrowings	(36,051)	—
Proceeds from exercises of vested and unvested stock options	1,759	1,542

Net cash provided by financing activities	541,590	125,365

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6)	36
Net increase in cash, cash equivalents, and restricted cash	472,598	116,384
Cash, cash equivalents, and restricted cash at beginning of period	145,891	73,153

Cash, cash equivalents, and restricted cash at end of period	$618,489	$189,537

ChargePoint Holdings, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts; unaudited)

	Three Months Ended July 31, 2021		Three Months Ended July 31, 2020		Six Months Ended July 31, 2021		Six Months Ended July 31, 2020
Reconciliation of GAAP gross profit (margin) to non-GAAP gross profit (margin):

GAAP gross profit (margin)	$10,777	19.2%	$9,028	25.8%	$19,994	20.7%	$16,792	24.8%
Stock-based compensation expense	2,164		41		2,188		64
Restructuring costs (1)	—		(87)		—		(51)

Non-GAAP gross profit (margin)	$12,941	23.1%	$8,982	25.7%	$22,182	23.0%	$16,805	24.8%

Reconciliation of GAAP net loss to non-GAAP net loss:

GAAP net loss (as a percentage of revenue)	$(84,938)	(151.3)%	$(35,287)	(100.9)%	$(2,649)	(2.7)%	$(65,385)	(96.5)%
Stock-based compensation expense	28,293		1,190		35,870		2,100
Restructuring costs (1)	—		31		—		722
Earn-out-related taxes (2)	396				1,495
Change in fair value of preferred stock warrant liability	—		11,516		(9,237)		10,981
Change in fair value of assumed common stock warrant liability	10,421		—		(33,340)		—
Change in fair value of contingent earn-out liability	—		—		(84,420)		—
Offering costs allocated to warrant liabilities	—		—		7,031		—
Acquisition-related costs (3)	2,812		—		2,812
Cost related to secondary offering	2,623		—		2,623

Non-GAAP net loss (as a percentage of revenue)	$(40,393)	(72.0)%	$(22,550)	(64.5)%	$(79,815)	(82.6)%	$(51,582)	(76.2)%

(1)	Consists of restructuring costs for severances and related termination costs.
(2)	Consists of employment taxes paid related to shares issued as part of the earnout.
(3)	Consists of professional services fees related to acquisitions.